Exhibit 2.2

FIRST AMENDMENT

TO

FIRST AMENDED AND RESTATED

ASSET PURCHASE AND SALE AGREEMENT

Appalachia Region

This First Amendment to the First Amended and Restated Asset Purchase and Sale Agreement Appalachia Region (this “Amendment”) is dated as of July 1, 2008 by and between Linn Energy Holdings, LLC, a Delaware limited liability company (“LEH”), Linn Operating, Inc., a Delaware corporation (“LOI”) and Penn West Pipeline, LLC, a Delaware limited liability company (“PWP”), (collectively “Sellers”), and XTO Energy, Inc., a Delaware corporation (“XTO”), and Mountain Gathering, LLC, a Delaware limited liability company (“Mountain“), (collectively “Buyers”) Sellers and Buyers are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS:

The Parties have entered into a First Amended and Restated Asset Purchase and Sale Agreement Appalachia Region dated as of June 9th, 2008 (the “Agreement”), providing for the sale by Sellers to XTO of the Assets.

The Parties desire to further amend the Agreement to clarify the treatment of several matters, as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Definitions.  Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the Agreement.

2.           Amendments.  The Agreement is hereby amended as follows:

a.           Mountain is included in the definition of Buyer.

b.           Schedule 2.5 to the Agreement is hereby replaced in its entirety with the Schedule 2.5 attached hereto as Exhibit A.

c.           Schedule 4.6 to the Agreement is hereby replaced in its entirety with the Schedule 4.6 attached hereto as Exhibit B.

3.           Ratification.  Except as amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

4.           Governing Law.  Section 12.7 of the Agreement are hereby incorporated into this Amendment by reference as if set out in full herein.

5.           Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Amendment in the presence of other Parties to this Agreement.

IN WITNESS WHEREOF, this Amendment has been signed by each of the Parties as of the date first above written.

SELLER:	LINN ENERGY HOLDINGS, LLC.

/s/ Mark E. Ellis
Mark E. Ellis
President and Chief Operating Officer

SELLER:	LINN OPERATING, INC.

/s/ Mark E. Ellis
Mark E. Ellis
President and Chief Operating Officer

SELLER:	PENN WEST PIPELINE, LLC

/s/ Mark E. Ellis
Mark E. Ellis
President and Chief Operating Officer

BUYER:	XTO ENERGY INC.

/s/ Vaughn O. Vennerberg, II
Vaughn O. Vennerberg, II
Senior Executive Vice President & Chief of Staff

BUYER:	MOUNTAIN GATHERING, LLC

/s/ Vaughn O. Vennerberg, II
Vaughn O. Vennerberg, II
Senior Executive Vice President & Chief of Staff

Exhibit A

Exhibit B